As filed with the Securities and Exchange Commission on September 14, 1998
                           Registration No. 333-62069

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO.1
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                CONCORD EFS, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                        04-2462252
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)


                       2525 Horizon Lake Drive, Suite 120
                            Memphis, Tennessee 38133
                                 (901) 371-8000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Thomas J. Dowling,
                        Vice President and Controller of
                                Concord EFS, Inc.
                       2525 Horizon Lake Drive, Suite 120
                            Memphis, Tennessee 38133
                                 (901) 371-8022
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                CONCORD EFS, INC.



                                4,554,342 Shares
                                       of
                                  Common Stock


                    ----------------------------------------



     This Prospectus relates to up to 4,554,342 shares of common stock, $0.33 1/3 par value per share (the "Company Common Stock"), of Concord EFS, Inc. (the "Company"), which may be offered and sold from time to time hereafter by or for the account of the Selling Shareholders, as defined herein, in ordinary brokerage or principal transactions in the over-the-counter market. The Company Common Stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market System under the symbol "CEFT". On September __, 1998, the closing sale price of the Company Common Stock on the NASDAQ National Market System was $_______ per share.





--------------------------------------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------









               The date of this Prospectus is September __, 1998.

                                TABLE OF CONTENTS

TITLE                                                                       PAGE

AVAILABLE INFORMATION.......................................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   4
THE COMPANY.................................................................   5
SELLING SHAREHOLDERS........................................................   5
LEGAL MATTERS...............................................................   8
EXPERTS.....................................................................   8


                              AVAILABLE INFORMATION

     The  Company is subject to the  reporting  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The Company Common Stock is quoted on the Nasdaq National Market System under the symbol "CEFT," and reports, proxy and information statements, and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                               * * * * * * * * * *

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, nor shall there be a sale of any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer, solicitation or sale. Neither delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. Statements made in this Prospectus, unless the context indicates otherwise, are made as of the date of this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are specifically incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering being made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus, except for the exhibits to such documents.
Requests should be directed to Thomas J. Dowling, Vice President and Comptroller, Concord EFS, Inc., 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133 (901) 371-8000.

                                   THE COMPANY

     The Company, through its subsidiaries, primarily provides electronic transaction authorization, processing, settlement and funds transfer services in selected markets within the United States. The Company's primary activity is Card Services, which involves the provision of integrated electronic transaction services for credit card, debit card and electronic benefits transfer ("EBT") card transactions to supermarket chains, grocery stores, convenience store merchants and other retailers. The Company also provides electronic payment and banking facilities to the trucking industry for use at major truck stop chains throughout the United States. In addition to maintaining a network of over 350 automated teller machines ("ATMs") at truck stops nationwide, the Company provides fuel purchase cards, ATM bank cards and general banking services to truck drivers. The Company offers trucking companies payroll deposit and cash forwarding services, as well as real-time data compilation with respect to fuel volume usage, fuel expenditures, vehicle and driver tracking and truck routine maintenance schedules. In addition, the Company provides check verification services to grocery and other retail merchants.

     The Company's principal executive offices are located at 2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee 38133. Its telephone number is (901) 371-8000.

                              SELLING SHAREHOLDERS

     The shares of Company Common Stock covered by this Prospectus were issued by the Company to the shareholders listed herein (the "Selling Shareholders") in connection with two separate acquisition transactions recently consummated, and to the Selling Shareholders of one of the transactions in the form of a stock dividend. The first transaction was the Company's acquisition of Pay Systems of America, Inc. ("Pay Systems") on December 15, 1997, in which the Company issued 86,229 shares of Company Common to the shareholders of Pay Systems (the "Pay Systems Shareholders"). All of the Selling Shareholders, other than Sam Buchbinder, are Pay Systems Shareholders. After consummation of the Pay Systems transaction, the Company declared a stock dividend which resulted in an additional 43,113 shares of Company Common Stock being issued to the Pay System Shareholders with respect to the shares of Company Common Stock they received in the Pay Systems transaction. This Prospectus also covers the 43,113 shares of Company Common Stock issued to the Pay Systems Shareholders in the form of the stock dividend.

     The second transaction was the Company's acquisition of Digital Merchant Systems of Illinois, Inc., and American Bankcard International, Inc., from Sam Buchbinder (the "Digital Acquisition"), which was consummated on June 30, 1998. In the Digital Acquisition the Company issued 4,425,000 shares of Company Common Stock to or for the benefit of Sam Buchbinder, who was the sole shareholder, Chairman of the Board and Chief Executive Officer of the entities acquired. 442,500 of the shares of Company Common Stock issued in the Digital Acquisition transaction were deposited in escrow with Union Planters Bank, National Association as "Exchange Agent" pursuant to an Escrow Agreement dated as of June 30, 1998. This Prospectus also covers all shares of Company Common Stock issued to or for the benefit of Sam Buchbinder in the Digital Acquisition, including, but not limited to, the 442,500 shares issued to the Exchange Agent.

     It is anticipated that the Selling Shareholders, or any one or more of them, may from time to time offer and sell all or part of their shares of Company Common Stock covered by this Prospectus in ordinary brokerage or principal transactions in the over-the-counter market to market makers, to broker-dealers acting as agent for a Selling Shareholder, or to broker-dealers acting as agent for a customer, at prices prevailing at the time of sale, and in private transactions at negotiated prices. In connection with sales of shares of Company Common Stock in the over-the-counter market, there will be paid such brokerage commissions or discounts as may be negotiated between the particular Selling Shareholder and his or her broker, except that Selling Shareholders who are also "affiliates" of the Company, within the meaning of the Securities Act, may be limited to payment of normal brokerage commissions in connection with such sales. Upon any sale of the shares of Company Common Stock offered hereby, Selling Shareholders, brokers executing sales orders on their behalf, and dealers to whom such persons or entities may sell, may, under certain circumstances, be deemed to be "underwriters" within the meaning of the Securities Act. As of the date of this Prospectus, no agreements, arrangements, or understandings have been entered into between any Selling Shareholder and any broker or dealer in connection with the sale of the shares of Company Common Stock covered by this Prospectus.

     Set out below is (i) the name and address of each Selling Shareholder, (ii) the nature of any position, office or other material relationship which each Selling Shareholder has had within the past three years with the Company or any of its affiliates, (iii) the number of shares of Company Common Stock owned beneficially by each Selling Shareholder on the date of this Prospectus, and
(iv) the number of shares to be offered for each Selling Shareholder's account.

                                                    NUMBER       NUMBER
            NAME                                   OF SHARES    OF SHARES
           ADDRESS                 POSITION           OWNED*      OFFERED
---------------------------    ----------------    ---------    ---------
Michael J. Dobbs              President               36,309       36,309
1321 Murfreesboro R., #100    Pay Systems
Nashville, TN  37217

Anne A. Dobbs                                         19,039       19,039
321 Murfreesboro R., #100
Nashville, TN  37217

Andrew M. Dobbs                                        3,336        3,336
1321 Murfreesboro R., #100
Nashville, TN  37217

                                                     NUMBER       NUMBER
            NAME                                   OF SHARES    OF SHARES
           ADDRESS                 POSITION           OWNED*      OFFERED
---------------------------    ----------------    ---------    ---------
Chatham J. Dobbs                                       3,336        3,336
1321 Murfreesboro R., #100
Nashville, TN  37217

Douglas C. Altenbern, Jr.                             19,039       19,039
1321 Murfreesboro R., #100
Nashville, TN  37217

Douglas C. Altenbern, III                              2,235        2,235
1321 Murfreesboro R., #100
Nashville, TN  37217

William C. Altenbern                                   2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

John C. Altenbern                                      2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

Darrington P. Altenbern                               19,039       19,039
1321 Murfreesboro R., #100
Nashville, TN  37217

Darrington P. Atlenbern, Jr.                           2,235        2,235
1321 Murfreesboro R., #100
Nashville, TN  37217

Chandler E. Altenbern                                  2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

Adam M. Alternbern                                     2,223        2,223
1321 Murfreesboro R., #100
Nashville, TN  37217

Jean Pierce                   Field Services           2,268        2,268
1321 Murfreesboro Rd., #100   Mgr., Pay Systems
Nashville, TN  37217

                                                     NUMBER       NUMBER
            NAME                                   OF SHARES    OF SHARES
           ADDRESS                 POSITION           OWNED*      OFFERED
---------------------------    ----------------    ---------    ---------
Rebecca Murphy                 Operations Mgr.,        6,807        6,807
1321 Murfreesboro Rd., #100    Pay Systems
Nashville, TN  37217

Joe B. Ray                     Director of Tax         6,807        6,807
1321 Murfreesboro Rd., #10     Pay Systems
Nashville, TN  37217


Sam Buchbinder                 Consultant,         4,435,700    4,425,000
9801 N. Keeler Avenue          Concord EFS, Inc.
Skokie, IL  60606

*All Selling Shareholders, other than Sam Buchbinder, own less than one percent (1%) of the outstanding shares of Company Common Stock. As of the date of this Prospectus, Sam Buchbinder owned approximately 4.5% of the outstanding shares of Company Common Stock.

                                  LEGAL MATTERS

     The legality of the Company Common Stock offered hereby will be passed upon for the Company by Wyatt, Tarrant & Combs, Memphis, Tennessee.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K) and for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon authority of such firm as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the registration fees. The Company will bear the cost of such expenses.

     Securities and Exchange Commission Fee                      $31,573
     Accountants' Fees and Expenses                               $4,000
     Legal Fees and Expenses                                      $3,000
                                                                 -------
         Total                                                   $38,573
                                                                 =======

Item 15.  Indemnification of Directors and Officers.

     Article Seventh of the Registrant's Restated Certificate of Incorporation limits the liability of directors of the Registrant pursuant to the Delaware General Corporation Law ("DGCL"). Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

     The Bylaws of the Registrant require the Registrant to indemnify each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving in such capacity with another entity at the request of the Registrant, for the costs of such Proceeding to the fullest extent authorized by Delaware law. If the Proceeding was initiated by the officer or director, however, indemnification is permitted only if the Proceeding was authorized by the Board of Directors. The costs indemnified include all expenses, liability and loss reasonably incurred or suffered by the director or officer in connection with his or her action on behalf of the Registrant.

     The Bylaws of the Registrant further provide for the advancement of expenses incurred by an officer or director, and reimbursable under the Bylaws, only upon delivery to the Registrant of an agreement, by or on behalf of such director or officer, to repay all amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. If a claim is not paid in full by the Registrant within twenty (20) days after a written claim has been received, the director or officer making the claim may bring suit against the Registrant to recover any unpaid amount. If the director or officer is successful, in whole or in part, he or she will be entitled to be paid the expense of prosecuting such claim. Although it is a defense to an action against the Registrant by a director or officer that he or she has not met the standards of conduct which make it permissible under Delaware law for the Registrant to indemnify, the Registrant has the burden of proving this defense.

     The circumstances under which Delaware law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at Section 145, et seq. of the DGCL. Generally, under Section 145 et seq. of the DGCL, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: [1] he conducted himself in good faith; and [2] he reasonably believed: [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and [3] in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A corporation may not indemnify a director: [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 16.  Exhibits.

     The following exhibits are filed as a part of this Registration Statement:

     4(a)         Restated Certificate of Incorporation of the Registrant.*

     4(b) Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 30, 1997.*

     4(c) Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 29, 1998.*

     4(d)         Bylaws of the Registrant as amended.

     5 Opinion of Wyatt, Tarrant & Combs as to the legality of the Common Stock.*

     23(a)        Consent of Ernst & Young LLP

     23(b)        Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).*

     24 Power of Attorney (included on signature page initial filing of this Registration Statement).*
*Previously filed.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         To include any prospectus required by Section 10(a)(3) of the Act;

         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs 1(A)[1] and 1(A)[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Articles of Incorporation or Bylaws of the Company or the Delaware General Corporation Law or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on this the 14th day of September, 1998.

                                    CONCORD EFS, INC.

                                    /s/ Dan M. Palmer*
                                    -----------------
                                    Dan M. Palmer,
                                    Chairman of the Board and
                                          Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                  Title                           Date
         ----------                  -----                           ----
/s/ Dan M. Palmer*          Chairman of the Board,            September 14, 1998
-----------------           Chief Executive Officer,
Dan M. Palmer               Director (Principal Executive Officer)


/s/ Edward A. Labry, III*   President, Director               September 14, 1998
------------------------
Edward A. Labry, III


/s/ Thomas J. Dowling*      Vice President & Controller       September 14, 1998
---------------------       (Principal Financial Officer)
Thomas J. Dowling

         Signatures                  Title                           Date
         ----------                  -----                           ----
/s/ Douglas C. Altenbern*   Director                          September 14, 1998
------------------------
Douglas C. Altenbern


/s/ David C. Andersen*      Director                          September 14, 1998
---------------------
David C. Andersen


/s/ J. Richard Buchignani*  Director                          September 14, 1998
-------------------------
J. Richard Buchignani


                            Director
-----------------
Richard M. Harter


                             Director
-----------
Joyce Kelso


/s/ Richard P. Kiphart*      Director                         September 14, 1998
----------------------
Richard P. Kiphart


/s/ Jerry D. Mooney*         Director                         September 14, 1998
-------------------
Jerry D. Mooney


/s/ Paul L. Whittington*     Director                         September 14, 1998
-----------------------
Paul L. Whittington


* By /s/ Thomas J. Dowling
     ---------------------
     Attorney In Fact

                                INDEX TO EXHIBITS

Exhibit
Number
Page                             Description of Exhibit
-------                          ----------------------
4(a)     Restated Certificate of Incorporation of the Registrant.*

4(b)     Certificate  of  Amendment  to  Certificate  of   Incorporated  of  the
         Registrant dated May 30, 1997.*

4(c) Certificate of Amendment to Certificate of Incorporation of the Registrant dated May 29, 1998.*

4(d)     Bylaws of the Registrant as amended.

5        Opinion  of Wyatt,  Tarrant & Combs as to the  legality  of the  Common
         Stock.*

23(a)    Consent of Ernst & Young LLP

23(b)    Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).*

24 Power of Attorney (included on signature page of this original filing of this Registration Statement).*

*  Previously filed.

                                                                    EXHIBIT 4(d)

                                CONCORD EFS, INC.

                                     BY-LAWS

                               Article I -General

     Section 1.1. Offices. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

     Section 1.2. Seal. The seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".

     Section 1.3. Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending at midnight on December 31 of each year.

                            Article II -Stockholders

     Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation or at such other place or places within or without the State of Delaware as the Board of Directors may from time to time designate.

     Section 2.2. Annual Meeting. The annual meeting of the stockholders shall be held in the month of May of each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect a Board of Directors by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Certificate of Incorporation, or these by-laws.

     Section 2.3. Quorum. At all meetings of the stockholders the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     Section 2.4. Right to Vote; Proxies. Each stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Every proxy shall be in writing, subscribed by a stockholder or his duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged.

     Section 2.5. Voting. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these by-laws, shall be determined by a majority vote of the stockholders present in person or represented by proxy. Except as otherwise expressly provided by law, the Certificate of Incorporation or these by-laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. All elections shall be decided by plurality vote.

     Section 2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the Corporation at least ten (10) days (and not more than sixty (60) days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, of the class of stock owned by him, his post-office address and to notify said Secretary or transfer agent of any change therein.

     Section 2.7. Stockholders' List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, at least ten days before such meeting, and shall at all times during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.


     Section 2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute may be called by the Board of Directors, the Chairman of the Board, if any, the President or any Vice President.

     Section 2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

     Section 2.10. Inspectors. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders, or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, he or they shall open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint an inspector in his place.

     Section 2.11. Stockholders' Consent in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                             Article III -Directors

     Section 3.1. Number of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the property and business of the Corporation shall be managed by or under the direction of a board of not less than three nor more than fifteen directors. Within the limits specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. Directors need not be stockholders, residents of Delaware or citizens of the United States. The directors shall be elected by ballot at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal; provided that in the event of failure to hold such meeting or to hold such election at such meeting, such election may be held at any special meeting of the stockholders called for that purpose. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, or if the number of directors shall be increased by resolution of the Board of Directors or by the stockholders as provided above, thereby creating one or more new directorships, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor or successors, or an individual or individuals to fill any such newly created directorships, who shall hold office for the unexpired term.

     Section 3.2 Change in Number of Directors; Vacancies. The maximum number of directors may be increased by an amendment to these by-laws adopted by a majority vote of the Board of Directors or by a majority vote of the capital stock having voting power, and if the number of directors is so increased by action of the Board of Directors or of the stockholders or otherwise, then the additional directors maybe elected in the manner provided above for the filling of vacancies in the Board of Directors or at the annual meeting of stockholders or at a special meeting called for that purpose.

     Section 3.3. Resignation. Any director of this Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.4. Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 3.5. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Corporation within or without the State of Delaware, at such places as they may from time to time determine.

     Section 3.6 General Powers. In addition to the powers and authority expressly conferred upon them by the Certificate of Incorporation or these by-laws, the board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 3.7. Executive Committee. There may be an executive committee of one or more directors designated by resolution passed by a majority of the whole board. The act of a majority of the members of such committee shall be the act of the committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Company as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

     Section 3.8. Other Committees. The Board of Directors may also designate one or more committees in addition to the executive committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 3.9. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to mend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation or a dissolution or to amend the by-laws of the Corporation. Further, committees of the Board of Directors shall not have any power or authority to declare a dividend or to authorize the issuance of stock.

     Section 3.10. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.

     Section 3.11 Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 3.12. Annual Meeting. The newly elected board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

     Section 3.13. Regular Meetings. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

     Section 3.14. Special Meetings. Special meetings of the board may be called by the Chairman of the Board, if any, or the President, on two (2) days' notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

     Section 3.15. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Certificate of Incorporation, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

     Section 3.16. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by such board may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 3.17. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the board or committee.


                              Article IV - Officers

     Section 4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.

     Section 4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

     Section 4.3. Additional Officers. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4.4. Terms of Office. Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at anytime by the Board of Directors.

     Section 4.5. Compensation of Officers. Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     Section 4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 4.7. President. Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors and of the executive committee, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors and of the executive committee to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors or the executive committee.

     Section 4.8 Vice-Presidents. The Vice-Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the executive committee or by the President. The Board of Directors or the executive committee may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President subject to the control of the board and of the executive committee.

     Section 4.9. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or the executive committee, or the officers or agents to whom the Board of Directors or the executive committee may delegate such authority, may designate, and he may endorse all commercia documents requiring endorsements for or on behalf of the Corporation. He may sign all receipts and vouchers for the payments made to the Corporation. He shall render an account of his transactions to the Board of Directors or to the executive committee as often as the board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Corporation. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and of the executive committee. He shall when requested, pursuant to vote of the Board of Directors or the executive committee, give a bond to the Corporation conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Corporation.

     Section 4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the executive committee, he shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all certificates of shares of the Capital Stock. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or the executive committee may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and of the executive committee.

     Section 4.11. Assistant Secretary. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

     Section 4.12. Assistant Treasurer. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the executive committee or the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

     Section 4.13. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.


                                Article V - Stock

     Section 5.1. Stock. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall certify the holder's name and number and class of shares and shall be signed by both of (a) either the President or a Vice-President, and
(b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signature of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 5.2. Fractional Share Interests. The corporation may, but shall not be required to, issue fraction of a share. If the corporation does riot issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such factions are determined, or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     Section 5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be cancelled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

     Section 5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5.5 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

     Section 5.6. Dividends.

     1. Power to Declare. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and the laws of Delaware.

     2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 5.7. Lost, Stolen or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

     Section 5.8. Inspection of Books. The stockholders of the Corporation, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

                Article VI - Miscellaneous Management Provisions

     Section 6.1. Checks, Drafts and Notes. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation shall be signed by such officer or officers, agent or agents as the Board of Directors may designate.

     Section 6.2. Notices.

     1. Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or orally, by telephone or in person.

     2. Whenever any notice is required to be given tinder the provisions of the statutes or of the Certificate of Incorporation of the Corporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 6.3. Conflict of Interest. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a Committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contractor transaction.

     Section 6.4. Voting of Securities owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a ) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the President of this Corporation if he is present at such meeting, or in his absence by the Treasurer of this Corporation if he is present at such meeting, and (b) whenever, in the judgment of the President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or counter signature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

                          Article VII - Indemnification

     Section 7. 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to a employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to
Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, if the Delaware Law so requires, and Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     Section 7.2.  Right of  Indemnitee  to Bring Suit. If a claim under Section
7.1 hereof is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in while or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement for Expenses) it shall be a defense that, and
(ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a tight to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article VII or otherwise shall be on the Corporation.

     Section 7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate or Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 7.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Delaware Law.

     Section 7. 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                            Article VIII - Amendments

     Section 8.1. Amendments. The by-laws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these by-laws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Certificate of Incorporation of the corporation and of the laws of Delaware.

                                                                   EXHIBIT 23(a)



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-62069) and related Prospectus of Concord EFS, Inc. for the registration of 4,554,342 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements of Concord EFS, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                          /s/  Ernst & Young LLP



Memphis, Tennessee
September 10, 1998





































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